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                                                                    EXHIBIT 15
                                                                    ----------



COOPERS & LYBRAND




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen and Ladies:



           Re: Pacific Telesis Group Registration on From S-3
                  of Trust Originated Preferred Securities
         -------------------------------------------------------


We are aware that our reports dated May 12, 1995 and August 11, 1995 on our reviews of interim financial information of Pacific Telesis Group for the periods ended March 31, 1995 and June 30, 1995 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1993, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,






/s/Coopers & Lybrand
San Francisco, California
October 19, 1995